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                                                            EXHIBIT 23.11


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement filed by CUC International Inc. and HFS Incorporated that is made a part of the Registration Statement (Form S-4) and related Prospectus of CUC International, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 23, 1996 (except Notes 9-11, as to which the date is February 7, 1997), with respect to the combined financial statements of Resort Condominiums International, Inc., its affiliates and subsidiaries for the year ended December 31, 1995, included in the Current Report on Form 8-K/A of HFS Incorporated dated March 27, 1997, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP

Indianapolis, Indiana
August 26, 1997